As filed with the Securities and Exchange Commission on July 20, 2021

Registration No. 333-257795

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Pre-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCS Multistage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-1527455
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

19350 State Highway 249, Suite 600

Houston, TX 77070

(281) 453-2222

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ori Lev

Executive Vice President, General Counsel and Secretary

19350 State Highway 249, Suite 600

Houston, TX 77070

(281) 453-2222

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Alexander D. Lynch, Esq.

Faiza N. Rahman, Esq.

Weil, Gotshal & Manges LLP

New York, New York 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We or the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 20, 2021

PROSPECTUS

NCS Multistage Holdings, Inc.

Up to $200,000,000 of Shares of

Common Stock

1,799,816 Shares of Common Stock Offered by Selling Stockholders

We, NCS Multistage Holdings, Inc., may offer and sell up to $200,000,000 in the aggregate of shares of our common stock, $0.01 par value (the “common stock”), and the selling stockholders named in this prospectus may offer and sell up to 1,799,816 shares in the aggregate of our common stock, in each case from time to time in one or more offerings. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We or the selling stockholders may offer and sell shares of our common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of our common stock and the general manner in which we or the selling stockholders will offer shares of our common stock. Each time we or any of the selling stockholders offer and sell shares of our common stock, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts and prices of the common stock. The applicable prospectus supplement will also describe the specific manner in which we or the selling stockholders will offer shares of our common stock. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

As of June 30, 2021, our public float, which is equal to the aggregate market value of our outstanding common stock held by non-affiliates, was approximately $20.2 million based on 2,380,353 shares of outstanding common stock, of which approximately 661,047 shares were held by non-affiliates, and an average of the bid and asked prices of our common stock of $30.62 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-calendar month period so long as our public float remains below $75.0 million.

Our common stock is listed on NASDAQ Capital Market under the symbol “NCSM.” On July 19, 2021, the closing price of our common stock was $29.08 per share.

Investing in these securities involves risks. See “Risk Factors” on page 6 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any shares of common stock unless accompanied by a prospectus supplement.

The date of this prospectus is July 20, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $200,000,000 in total aggregate offering price of our common stock described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 1,799,816 shares of our common stock. Furthermore, in no event will we sell common stock with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75.0 million. This prospectus provides you with a general description of the common stock that we or the selling stockholders may offer. Each time we or the selling stockholders offer and sell any shares of common stock described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling stockholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Documents by Reference,” and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.”

Neither we nor the selling stockholders (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders (or any of our or their respective affiliates) are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date on the front cover page of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

Unless the context otherwise indicates, the terms “NCS,” the “Company,” “we,” “us” and “our” used in this prospectus refer to NCS Multistage Holdings, Inc. and its direct and indirect subsidiaries on a consolidated basis, and the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, any applicable prospectus supplement and the documents we incorporated by reference are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, in particular, statements about our plans, strategies, prospects and industry estimates, are subject to risks and uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. These forward-looking statements and projections are contained throughout this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference in each.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•

the risks and uncertainties relating to public health crises, including the COVID-19 pandemic and its continuing impact on market conditions and our business, financial condition, results of operations, cash flows and stock price;

•	declines in the level of oil and natural gas exploration and production activity within Canada and the United States;

•	oil and natural gas price fluctuations;

•	the financial health of our customers including their ability to pay for products or services provided;

•	inability to successfully implement our strategy of increasing sales of products and services into the United States;

•	significant competition for our products and services that results in pricing pressures, reduced sales, or reduced market share;

•	loss of significant customers;

•	our inability to successfully develop and implement new technologies, products and services;

•	our inability to protect and maintain critical intellectual property assets;

•	losses and liabilities from uninsured or underinsured business activities;

•	our failure to identify and consummate potential acquisitions;

•	our inability to integrate or realize the expected benefits from acquisitions;

•	currency exchange rate fluctuations;

•	impact of severe weather conditions;

•	risks resulting from the operations of a joint venture arrangement;

•	restrictions on the availability of our customers to obtain water essential to the drilling and hydraulic fracturing processes;

•	changes in legislation or regulation governing the oil and natural gas industry, including restrictions on emissions of greenhouse gases;

•	our inability to meet regulatory requirements for use of certain chemicals by our tracer diagnostics business;

•	change in trade policy, including the impact of additional tariffs;

•	our inability to accurately predict customer demand, which may result in us holding excess or obsolete inventory;

•

failure to comply with or changes to federal, state and local and non-U.S. laws and other regulations, including anti-corruption and environmental regulations, the Coronavirus Aid, Relief, and Economic Security Act and the U.S. Tax Cuts and Jobs Act of 2017;

•	loss of our information and computer systems;

•

system interruptions or failures, including complications with our enterprise resource planning system, cyber security breaches, identity theft or other disruptions that could compromise our information;

•	impairment in the carrying value of long-lived assets and goodwill;

•	our failure to establish and maintain effective internal control over financial reporting;

•	our success in attracting and retaining qualified employees and key personnel;

•	risks and uncertainties relating to cost reduction efforts or savings we may realize from such cost reduction efforts;

•	the reduction in our senior secured credit facility borrowing base or our inability to comply with the covenants in our debt agreements; and

•	our inability to obtain sufficient liquidity on reasonable terms, or at all.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus from our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2020, and Quarterly Report on Form 10-Q for the period ended March 31, 2021 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. Any forward-looking statement made by us in this prospectus or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

Our website address is www.ncsmultistage.com. Information that we furnish to or file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and any amendments to, or exhibits included in, those reports or statements are available for download, free of charge, on our website as soon as reasonably practicable after such materials are filed with or furnished to the SEC. From time to time, we also post announcements, updates, events, investor information and presentations on our website at http://ir.ncsmultistage.com in addition to copies of all recent press releases as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. The information on our website, however, is not and should not be deemed to be, a part of this prospectus. Reports and statements that we file with or furnish to the SEC, including related exhibits, are also available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 8, 2021;

•

Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April  6, 2021 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020);

•	Quarterly Report on Form 10-Q for the period ended March 31, 2021, which was filed with the SEC on May 4, 2021;

•	Current Reports on Form 8-K, which were filed with the SEC on March 25, 2021 and May 27, 2021; and

•

The description of our common stock contained in the registration statement on Form 8-A which was filed with the SEC on April 26, 2017, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 8, 2021, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

NCS Multistage Holdings, Inc.

19350 State Highway 249, Suite 600,

Houston, Texas 77070

(281) 453-2222

Attn: Investor Relations

THE COMPANY

We are a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. We provide our products and services primarily to exploration and production companies for use in onshore wells, predominantly wells that have been drilled with horizontal laterals in unconventional oil and natural gas formations. Our products and services are utilized in oil and natural gas basins throughout North America and in selected international markets, including Argentina, China, the Middle East and the North Sea. We have provided our products and services to various customers, including leading large independent oil and natural gas companies and major oil companies.

We were incorporated in Delaware on November 28, 2012, under the name “Pioneer Super Holdings, Inc.” On December 13, 2016, we changed our name to “NCS Multistage Holdings, Inc.” Our corporate headquarters are located at 19350 State Highway 249, Suite 600, Houston, Texas 77070, and our telephone number is (281) 453-2222. Our corporate website is www.ncsmultistage.com.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended March 31, 2021, and in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and the “Risk Factors” section in the applicable prospectus supplement, before purchasing any of our common stock. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the common stock offered by us in this prospectus will be used for general corporate purposes, including working capital, paydown of then-existing debt, capital expenditures, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities. If we decide to use the net proceeds from a particular offering of common stock for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 1,799,816 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”)). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of July 19, 2021: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 2,380,353 shares of common stock outstanding as of July 19, 2021.

Name of Selling Stockholders	Beneficially Owned as of July 19, 2021(1)(2)	Percentage of Common Stock Beneficially Owned Prior to Completion of this Offering	Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering	Percentage Of Common Stock Beneficially Owned upon Completion of this Offering
Funds Affiliated with Advent International Corporation (3)	1,478,426	62.1%	1,478,426	—	—
Robert Nipper (4)	127,288	5.3%	127,288	—	—
Tim Willems (5)	35,139	1.5%	35,139	—	—
Michael McShane (6)	50,393	2.1%	50,393	—	—
John Deane (7)	45,435	1.9%	45,435	—	—
Cemblend Systems Inc. (8)	11,344	*	11,344	—	—
Marty Stromquist (9)	55,963	2.3%	50,291	—	—
Matt Ralls (10)	1,500	*	1,500	—	—

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)

This table does not include the following restricted stock units, which have vested or will vest within 60 days of July 19, 2021, that settle for shares of common stock on a one-for-one basis within thirty days following the earliest of (i) one year following the termination of the person’s service for any reason other than cause, (ii) a change of control or (iii) the fifth anniversary of the grant date: Mr. McShane—1,112, Mr. Deane—794 and Mr. Ralls—1,088. Also, this table does not include 5,211 restricted stock units held by Mr. Ralls, which have vested or will vest within 60 days of July 19, 2021, that settle for shares of common stock on a one-for-one basis within thirty days following the earliest of (i) the termination of the person’s service for any reason or (ii) a change of control.

(3)

Includes 184,655 shares indirectly owned by Advent International GPE VII Limited Partnership, 170,906 shares indirectly owned by Advent International GPE VII-A Limited Partnership, 429,483 shares indirectly owned by Advent International GPE VII-B Limited Partnership, 136,459 shares indirectly owned by Advent International GPE VII-C Limited Partnership, 110,586 shares indirectly owned by Advent International GPE VII-D Limited Partnership, 309,435 shares indirectly owned by Advent International GPE VII-E Limited Partnership, 39,918 shares indirectly owned by Advent International GPE VII-F Limited Partnership, 39,918 shares indirectly owned by Advent International GPE VII-G Limited Partnership, 24,098 shares indirectly owned by Advent International GPE VII-H Limited Partnership, 591 shares indirectly owned by Advent Partners GPE VII Limited Partnership, 1,478 shares indirectly owned by Advent Partners GPE VII-A Limited Partnership, 14,489 shares indirectly owned by Advent Partners GPE VII-B Cayman Limited Partnership, 13,010 shares indirectly owned by Advent Partners GPE VII Cayman Limited Partnership and 3,400 shares indirectly owned by Advent Partners GPE VII-A Cayman Limited Partnership. Advent-NCS Acquisition L.P. directly owns 1,478,426 shares. The general partner of Advent-NCS Acquisition L.P. is Advent-NCS GP LLC. Advent International GPE VII Limited Partnership, Advent International GPE VII-A Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-E Limited Partnership, Advent International GPE VII-F Limited Partnership, Advent International GPE VII-G Limited Partnership, Advent International GPE VII-H Limited Partnership, Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership and Advent Partners GPE VII-A Cayman Limited Partnership collectively own 100% of Advent-NCS Acquisition L.P. in pro rata proportion to the number of shares above disclosed as owned by each fund.

Advent International Corporation (“Advent”) is the manager of Advent International GPE VII LLC, which is the general partner of Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, and Advent Partners GPE VII-B Cayman Limited Partnership; and, GPE VII GP Limited Partnership, which in turn is the general partner of Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership; and GPE VII GP (Cayman) Limited Partnership and GPE VII GP S.à r.l. which are respectively the special general partner and general partner of Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership and Advent International GPE VII-G Limited Partnership. Advent exercises voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. With respect to the shares held by the affiliates of Advent which own our Common Stock (the “Advent Funds”), a number of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent. The address of Advent and each of the funds and other entities listed above is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

(4)

Includes 91,743 shares held by the Nipper Family Limited Partnership. Mr. Nipper exercises sole voting and investment power over the shares beneficially owned by the Nipper Family Limited Partnership. Also, includes 20,693 shares of common stock that Mr. Nipper has the right to acquire upon exercise of stock options. Mr. Nipper is our Chief Executive Officer and a member of our Board of Directors (“Board”).

(5)

Includes 27,363 shares held by the Willems Family Limited Partnership, a limited partnership of which the Reporting Person and his spouse are co-trustees of the sole general partner, Willems Family Management Trust. Also, includes 5,730 shares of common stock that Mr. Willems has the right to acquire upon exercise of stock options. Mr. Willems is our Chief Operations Officer.

(6)	Includes 25,993 shares of common stock that Mr. McShane has the right to acquire upon exercise of stock options. Mr. McShane is the Chairman of our Board.

(7)

Includes 10,731 shares held by the Deane Family Partnership Limited. Mr. Deane holds sole voting and investment power over the shares beneficially owned by the Deane Family Partnership Limited. Also, includes 25,993 shares of common stock that the Deane Family Partnership Limited has the right to acquire upon exercise of stock options. Mr. Deane is a member of our Board.

(8)	Includes 5,672 shares held by Mr. Stromquist as 50% owner of Cemblend Systems, Inc. (“Cemblend”).
(9)

Includes 5,672 shares held by Mr. Stromquist as 50% owner of Cemblend, which are included in the total for Cemblend above, and 33,173 shares held by Stromquist Technologies Inc. Mr. Stromquist holds sole voting and investment power over the shares beneficially owned by Stromquist Technologies Inc. Also, includes 12,556 shares of common stock that Mr. Stromquist has the right to acquire upon exercise of stock options. Mr. Stromquist is a member of our Board.

(10)	Mr. Ralls is a member of our Board.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation (as amended by the Certificate of Amendment, the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference herein.

Authorized Capitalization

Our authorized capital stock consists of 11,250,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of our common stock are entitled to the rights set forth below.

Voting Rights

Directors are elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors elected by the holders of common stock. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Certificate of Incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstention nor broker non-votes shall be counted as votes cast for or against such matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividend Rights

Holders of common stock will share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Registration Rights

In connection with our initial public offering, funds managed by Advent International Corporation, the Company and certain stockholders of the Company entered into a Registration Rights Agreement, dated May 3, 2017 (the “Registration Rights Agreement”). The Registration Rights Agreement provides for (i) demand registration rights for Advent, subject to a required anticipated aggregate gross proceeds of $25.0 million; (ii) piggyback registration rights for certain stockholders, subject to a pro rata reduction if the total amount of shares requested to be included exceeds the amount of securities which in the opinion of the underwriters can be sold; and (iii) shelf registration rights that may be requested by Advent to include registrable securities of Advent and certain stockholders, subject to a required anticipated aggregate gross proceeds of $10.0 million; provided that any such holders that are capable of selling all of their registrable securities pursuant to Rule 144 of the Securities Act, without timing or volume limitations will not have these piggyback registration rights. We will be responsible for fees and expenses in connection with the registration rights, other than underwriters’ discounts and brokers’ commissions, if any, relating to any such registration and offering.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up.

Preferred Stock

Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

No shares of preferred stock are currently outstanding.

Anti-takeover Provisions

Our Certificate of Incorporation and Bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of the Company or change in our management. We expect that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board or upon the request of the Chief Executive Officer. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements described in our Bylaws. Our Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

No Stockholder Action by Written Consent

Our Certificate of Incorporation provides that after the time that the Advent Funds collectively own less than 50.01% of our then outstanding common stock, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law, as amended (“DGCL”)

Our Certificate of Incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions will apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our Certificate of Incorporation must first be approved by a majority of our Board and (i) if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment or (ii) if related to provisions regarding the classification of our Board, the removal of directors, director vacancies, forum selection for certain lawsuits, indemnification, corporate opportunities, business combinations, severability, the provision opting-out of Section 203 of the DGCL or the amendment of certain provisions of our Bylaws or Certificate of Incorporation, thereafter be approved by at least 66 2/3% of the outstanding shares entitled to vote on the amendment. For so long as the Advent Funds beneficially owns 10% or more of our issued and outstanding common stock entitled to vote generally in the election of directors, any amendment to provisions regarding Section 203 of the DGCL or corporate opportunities must also receive Advent’s prior written consent. Our Bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the Bylaws, without further stockholder action or (y) by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote on the amendment, without further action by our Board.

Exclusive Forum

Our Certificate of Incorporation provides that unless we consent in writing in advance to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any of our directors, officers or employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation (including as it may be amended from time to time), or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination); provided that this provision shall not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Holders of our common stock will not be deemed by operation of the choice of forum provision in our Certificate of Incorporation to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. It is also possible that a court could rule that this provision is unenforceable or inapplicable.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “NCSM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-calendar month period so long as our public float remains below $75.0 million.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common stock being registered hereby.

Amount paid or to be Paid
Registration fee (1)		$27,886
FINRA filing fee		$38,840
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of common stock offered and, accordingly, cannot be estimated at this time.
(1)

In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant previously paid a registration fee of $99,800, which was applied to the $27,886 total registration fee in connection with the sale of the common stock being registered hereby.

In connection with any offering under this registration by a selling stockholder, all or a portion of the foregoing expenses may be paid by the registrant or reimbursed to the selling stockholder by the registrant, as described in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The registrant has entered into indemnification agreements with each of its directors. These agreements, among other things, require the registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the registrant, arising out of the person’s services as a director.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.

Any underwriting agreement that the registrant may enter into in connection with the sale of any common stock registered hereunder may provide for indemnification to the registrant’s directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or

Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

*1.1	Form of Underwriting Agreement.

**4.1	Second Amended and Restated Certificate of Incorporation of NCS Multistage Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38071) filed on May 3, 2017).

**4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of NCS Multistage Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38071) filed on November 30, 2020).

**4.3	Amended and Restated Bylaws of NCS Multistage Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38071) filed on May 3, 2017).

**4.4	Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-38071) filed on May 3, 2017).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

**24.1	Powers of Attorney (included in the signature pages).

*	To be filed by amendment or incorporated by reference from documents to be filed with the SEC under the Exchange Act.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 20, 2021.

NCS Multistage Holdings, Inc.

By:	/s/ Ryan Hummer
Name:	Ryan Hummer
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities on July 20, 2021.

Signature	Title

/s/ Robert Nipper Robert Nipper	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ryan Hummer Ryan Hummer	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Lori Cole Lori Cole	Vice President, Finance (Principal Accounting Officer)

* Michael McShane	Chairman

* John Deane	Director

* Matthew Fitzgerald	Director

* Gurinder Grewal	Director

* David McKenna	Director

* Valerie Mitchell	Director

* W. Matt Ralls	Director

* Marty Stromquist	Director

*By:	/s/ Ori Lev
Ori Lev
Attorney-in-Fact